UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 14, 2017 (August 10, 2017)

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to that certain Securities Purchase Agreement by and among Reliance Holdings, LLC, Tiptree Operating Company, LLC, Tiptree Inc. (“Tiptree” or the “Company”), Reliance First Capital, LLC (“Reliance”) and each equityholder of Reliance First Capital, LLC (the “Sellers”), dated as of July 1, 2015 (as amended, the “Reliance SPA”), the Company agreed to make earn-out payments to the Sellers, up to 2,000,000 additional shares of Class A common stock of the Company if Reliance achieves certain performance metrics as specified in the Reliance SPA.

On August 10, 2017, based on Reliance’s results of operations for the second annual earn-out period of the twelve months ended June 30, 2017, the Company issued to the Sellers an aggregate of 756,046 shares of Class A common stock of the Company in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended. The Company has agreed to file a registration statement for the resale of these shares by the Sellers.

After the issuance, as of August 10, 2017, there were 35,003,004 shares of Class A common stock of the Company outstanding (including 5,209,523 shares of Class A common stock of the Company that are outstanding and held by a subsidiary) and 8,049,029 shares of Class B common stock of the Company outstanding. On an as exchanged basis, assuming full exchange of the Tiptree Financial Partners, L.P. units for Tiptree class A common stock and excluding shares held by a subsidiary of Tiptree, as of August 10, 2017, there were 37,842,510 shares outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	August 14, 2017	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer